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                                                          EXHIBIT 18
                          PACIFIC HORIZON FUNDS, INC.
                                (THE "COMPANY")

                AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3
                     FOR OPERATION OF A MULTI-CLASS SYSTEM


                                I. INTRODUCTION


                 On February 23, 1995, the Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Currently, the Company operates a multi-class distribution structure pursuant to an exemptive order granted by the Commission on November 17, 1989. On April 27, 1995, the Board of Directors of the Company authorized the Company to operate its current multi-class distribution structure in compliance with Rule 18f-3.

                           II. ATTRIBUTES OF CLASSES

A.       Generally

                 MONEY MARKET FUNDS

                 The Company is authorized to offer four classes of shares -- Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, and Class S Shares -- in the Treasury, Treasury Only, Government, Tax-Exempt Money and California Tax-Exempt Money Market Funds (each a "Fund," collectively, the "Money Market Funds") and five classes of shares -- Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, Class S Shares and Class X Shares-- in the Prime Fund.

                 NON-MONEY MARKET FUNDS

                 The Company is also authorized to offer two classes of shares -- Class A Shares and Class B Shares -- in the Aggressive Growth, Capital Income, U.S. Government Securities, California Tax-Exempt Bond, Corporate Bond, Blue Chip, Asset Allocation, Flexible Bond, National Municipal Bond, Utilities, Short-Term Government, Growth and Income, International Bond and
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International Equity Funds (each a "Fund," collectively, the "Non-Money Market
Funds".

                 ALL FUNDS

                 In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each series), certain related rights, certain distribution and shareholder services and certain sales charges. More particularly, the Pacific Horizon Shares, Horizon Shares, and Horizon Service Shares of the Money Market Funds and Class A Shares and Class B Shares of the Non-Money Market Funds shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of expenses assessed to the Pacific Horizon Shares, Horizon Service Shares and Class A Shares pursuant to the Shareholder Services Plan or Administrative Services Plan adopted for such class, expenses assessed to Class S Shares, Class X Shares and Class B Shares pursuant to the Distribution and Services Plan adopted for such class, the sales charges imposed on Class A shares and Class B Shares and any other incremental expenses subsequently identified that should be properly allocated to one class so long as any subsequent changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the independent directors; (b) the fact that a class shall vote separately on matters which pertain to the Shareholder Services Plan, the Administrative Services Plan or Distribution and Services Plan adopted for that class and any matter submitted to shareholders relating to such class's expenses; and (c) the different exchange privileges and sales charges of the class of shares; (d) the designation of each class of shares of the particular Fund; and (e) the different shareholder services relating to a class of shares.

B.       Distribution and Servicing Arrangements, Expenses and Sales Charges

         1.      Money Market Funds

                 PACIFIC HORIZON SHARES

                 Pacific Horizon Shares are currently available for purchase by individuals directly from the Company's distributor, by clients of Bank of America National Trust and Savings Assoc., N.A., ("Bank of America") through their qualified trust and agency accounts and by clients of certain institutions such as banks or broker-dealers ("Service Organizations").
Pacific Horizon Shares shall not initially be subject to a sales charge (except as provided below) but shall initially be subject to a servicing fee payable pursuant to the Administrative Services Plan adopted for that class which shall not initially exceed .32%


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(on an annual basis) of the average daily net asset value of Pacific Horizon
Shares (other than Pacific Horizon shares of the California Tax-Exempt Money Market Fund) beneficially owned by customers of shareholder organizations providing such shareholder services ("Shareholder Organizations") and .35% (on an annual basis) of the average daily net asset value of Pacific Horizon Shares of the California Tax-Exempt Money Market Fund beneficially owned by customers of Shareholder Organizations.

                 The services provided by Shareholder Organizations may initially include the following: (i) aggregating and processing purchase and redemption requests from customers for Pacific Horizon Shares and placing net purchase and redemption orders with the distributor; (ii) providing customers with a service that invests the assets of their accounts in Pacific Horizon Shares pursuant to specific or preauthorized instructions; (iii) processing dividend payments from a Fund on behalf of customers; (iv) providing statements periodically to customers regarding their position in Pacific Horizon Shares;
(v) arranging for bank wires; (vi) providing sub-accounting with respect to Pacific Horizon Shares beneficially owned by customers or the information necessary for sub-accounting; (vii) forwarding shareholder communications from a Fund to customers; (viii) developing and monitoring the investor programs offered from time to time; (ix) providing dedicated walk-in and telephone facilities to handle shareholder inquires and serve investor needs; (x) providing and maintaining specialized systems for the automatic investments of customers of Bank of America, Concord Holding Corporation and selected broker/dealers; (xi) maintaining the registration or qualification of the Fund's shares for sale under state securities laws; (xii) paying for the operation of arrangements that facilitate same-day purchases by customers of Bank of America through the use of a joint repurchase agreement; (xiii) assuming the expense of payments made to third parties for services provided in connection with the investments of their customers in shares; (xiv) providing various services (such as the provision of a facility to receive purchase and redemption orders) for shareholders who have made a minimum initial investment of less than $500,000; and (xv) other similar services if requested by a Fund.

                 Pacific Horizon Shares of the Prime Fund acquired through exchange of shares ("B Shares") of Time Horizon Funds offered with a contingent deferred sales charge ("CDSC") will be subject to a maximum CDSC of up to 5% upon redemption in accordance with the prospectus for B Shares of Time Horizon Funds. For purposes of computing the CDSC, the length of time of ownership will be measured from the date of the original purchase of B Shares and will not include any period of ownership of the Pacific Horizon Shares of the Prime Fund.


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                 HORIZON SHARES

                 Horizon Shares (other than Horizon shares of the California Tax-Exempt Money Market Fund) are currently offered to institutional investors and shall not be available for purchase by individuals directly. Horizon Shares are not currently subject to a sales charge or a fee payable pursuant to a Shareholder Services Plan.

                 HORIZON SERVICE SHARES

                 Horizon Service Shares are currently offered to institutional investors such as Bank of America or the Company's administrator (also referred to as "Shareholder Organizations"), who are compensated by the Money Market Funds for providing shareholder services pursuant to a Shareholder Services Agreement to their customers who are the beneficial owners of the Horizon Service Shares. Horizon Service Shares are not available for purchase by individuals directly. Horizon Service Shares are not currently subject to a sales charge but shall be subject to a shareholder servicing fee payable pursuant to a Shareholder Services Plan adopted for that class which shall not initially exceed .25% (on an annualized basis) of the average daily net asset value of the Horizon Service Shares beneficially owned by the customers of Shareholder Organizations.

                 The services provided by Shareholder Organizations may initially include the following: (i) aggregating and processing purchase and redemption requests from customers for Horizon Service Shares and placing net purchase and redemption orders with the distributor; (ii) providing customers with a service that invests the assets of their accounts in Horizon Service Shares pursuant to specific or preauthorized instructions; (iii) processing dividend payments from a Fund on behalf of customers; (iv) providing information periodically to customers regarding their position in Horizon Service Shares; (v) arranging for bank wires; (vi) responding to customer inquiries regarding services performed by the Shareholder Organizations; (vii) providing sub-accounting with respect to Horizon Service Shares beneficially owned by customers or the information necessary for sub-accounting; (viii) forwarding shareholder communications from a Fund to customers; and (ix) other similar services if requested by a Fund.

                 CLASS S SHARES

                 Class S Shares are currently available only to qualified retail customers who purchase such shares through a Sweep Account offered by Bank of America. Class S Shares shall not initially be subject to a sales charge. Class S Shares also shall initially be subject to distribution and administrative servicing fee payable pursuant to the Distribution and Services


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Plan adopted for that class which shall not initially exceed 1.00% of the average daily net asset value of outstanding Class S Shares. Services provided pursuant to this Distribution and Services Plan are described under Class B Shares below.

                 CLASS X SHARES

                 Class X Shares are currently available only to qualified retail customers who purchase such shares through a Sweep Account offered by Bank of America. Class X Shares shall not initially be subject to a sales charge. Class X Shares also shall initially be subject to a distribution and administrative servicing fee payable pursuant to the Distribution and Services Plan adopted for that class which shall not initially exceed 0.55% of the average daily net asset value of outstanding Class X Shares. Services provided pursuant to this Distribution and Services Plan are described under Class B Shares below.

         2.      Non-Money Market Funds

                 CLASS A SHARES

                 Class A Shares are currently offered to the general public and shall initially be subject to a front-end sales charge which shall not initially exceed 4.50% of the offering price of Class A Shares. There is no front-end sales charge imposed on single purchases of Class A Shares in excess of $1 million by customers of Bank of America Investment Services, Inc. ("BAIS"). A 1.00% CDSC is applicable to customers of BAIS who purchase Class A Shares of a Non-Money Market Fund in excess of $1 million without a front-end sales charge and redeem such shares within one year of purchase. Class A Shares are also currently subject to a fee payable pursuant to a Shareholder Service Plan which currently does not initially exceed .25% (on an annual basis) of the average daily net asset value of the Class A Shares.

                 Services provided under the Shareholder Service Plan adopted for the class currently include expenses incurred in connection with shareholder services provided by the distributor and payments to banks or broker-dealers, that have entered into a selling and/or servicing agreement with the distributor ("Service Organizations") for support services for the beneficial owners of Class A Shares, such as establishing and maintaining accounts and records relating to the Service Organization's clients who invest in Class A Shares; assisting those clients in processing exchange and redemption requests and in changing dividend options and account designations; and responding to inquiries from clients concerning their investments.


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                 CLASS B SHARES

                 Class B Shares of the Non-Money Market Funds shall initially be offered to the general public and may be offered through broker-dealers or other organizations acting on behalf of their customers. Class B Shares shall be subject to a CDSC which initially shall be payable on certain share redemptions made within six years of the purchase date at a rate which shall not initially exceed 5.00% of the lower of (1) the net asset value of the redeemed shares or (2) the original purchase price of the redeemed shares. Class B Shares are also currently subject to (i) a fee payable pursuant to a Distribution and Services Plan which currently does not initially exceed 1.00% (on an annual basis) of the average daily net asset value of the Class B Shares.

                 Services provided under the Distribution and Services Plan adopted for the class currently may include distribution and/or: (i) processing dividend and distribution payments from a Fund on behalf of customers; (ii) providing information periodically to customers showing their positions in the Shares; (iii) arranging for bank wires.



C.       Conversion Features

         1.      Money Market Funds

                 The Company does not currently offer a conversion feature to holders of Pacific Horizon Shares, Horizon Shares, Horizon Service Shares, Class S Shares or Class X Shares.

         2.      Non-Money Market Funds

                 CLASS A SHARES

                 The Company does not currently offer a conversion feature to holders of Class A Shares.

                 CLASS B SHARES

                 Class B Shares acquired by purchase currently convert automatically into Class A Shares, based on relative net asset value, eight years after the beginning of the calendar month in which the shares were purchased.

                 Class B Shares acquired through reinvestment of dividends or distributions currently will convert automatically into Class A Shares at the earlier of eight years after the beginning of the calendar month in which the reinvestment occurred or the date of conversion of the most recently purchased


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Class B Shares that were not acquired through reinvestment of dividends or distributions.

D.       Shareholder Services

         1.      Exchange Privileges

                 Money Market Funds

                 Only holders of Pacific Horizon Shares are currently permitted to exchange their shares in a Fund for like Shares of another Fund of the Company or for like shares of any Time Horizon Fund provided, however, that Pacific Horizon Shares of the Prime Fund acquired through an exchange of B Shares of an investment portfolio of Time Horizon Funds may only be exchanged for B Shares of an investment portfolio of Time Horizon Funds and, provided further that such other shares may legally be sold in the state of the investor's residence. When Pacific Horizon Shares are exchanged for Pacific Horizon Shares of another Fund which are sold with a sales load, the applicable sales load, shall be deducted.

                 B Shares of Time Horizon Funds offered with a CDSC may be exchanged for Pacific Horizon Shares of the Prime Fund. Such exchange-acquired Pacific Horizon Shares of the Prime Fund will be subject to a CDSC upon redemption in accordance with the prospectus for B Shares of Time Horizon Funds.

                 Non-Money Market Funds

                 CLASS A SHARES

                 Holders of Class A Shares are currently permitted to exchange their shares for Class A Shares of other Non-Money Market Funds, for Pacific Horizon Shares of the Money Market Funds or for like shares of any Time Horizon Fund. Holders of Class A Shares who purchased their shares with a front-end sales charge generally shall be permitted to exchange their shares without paying an additional front-end sales charge on shares acquired through the exchange. Customers of BAIS who purchase Class A Shares of a Fund in excess of $1 million without a front-end sales charge, exchange their shares for Shares of another Pacific Horizon Fund or for like shares of any Time Horizon Fund and redeem such shares within one year of their initial purchase will be subject to a 1.00% CDSC.

                 CLASS B SHARES

                 Holders of Class B Shares shall initially be permitted to exchange their shares for Class B Shares of other Funds of the


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Company or for like shares of any Time Horizon Fund without paying a CDSC at the time the exchange is made.

         2.      Individual Retirement Accounts ("IRAs")

                 Money Market Funds

                 Currently, the Company only makes IRAs, including IRAs set up under a Simplified Employee Pension Plan and IRA "Rollover Accounts," available to holders of Pacific Horizon Shares in each Money Market Fund other than the California Tax-Exempt Money Market Fund and the Tax-Exempt Money Fund.

                 Non-Money Market Funds

                 The Company currently makes IRAs available to holders of Class A Shares and to holders of Class B Shares.

         3.      Automatic Investment Program

                 Money Market Funds

                 Only holders of Pacific Horizon Shares of each Money Market Fund currently have an automatic investment plan whereby a shareholder may purchase Pacific Horizon Shares of a Money market Fund t regular intervals selected by the investor.

                 Non-Money Market Funds

                 CLASS A SHARES

                 Holders of Class A Shares currently have an automatic investment plan whereby, a shareholder may purchase Class A Shares of a Fund at regular intervals selected by the investor.

                 CLASS B SHARES

                 Holders of Class B Shares shall initially have an automatic investment plan whereby, in general, a shareholder may purchase Class B Shares of a Fund at regular intervals selected by the investor.

         4.      Direct Deposit Program

                 Money Market Funds

                 Only holders of Pacific Horizon Shares currently have a direct deposit program whereby a shareholder who receives payments from the federal government may purchase Pacific Horizon


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Shares by having these payments automatically deposited into his or her Fund account.

                 Non-Money Market Funds

                 CLASS A SHARES

                 Holders of Class A Shares currently have a direct deposit program whereby a shareholder who receives payments from the federal government may purchase Class A Shares of a Fund by having these payments automatically deposited into his or her Fund Account.

                 CLASS B SHARES

                 Holders of Class B Shares shall initially have a direct deposit program whereby a shareholder who receives payments from the federal government may purchase Class B Shares of a Fund by having these payments automatically deposited into his or her Fund Account.


         5.      Automatic Withdrawal Plan

                 Money Market Funds

                 Only holders of Pacific Horizon Shares currently have an automatic withdrawal plan whereby a shareholder may request withdrawal of a certain dollar amount on a monthly, quarterly, semi-annual or annual basis.


                 Non-Money Market Funds

                 CLASS A SHARES

                 Holders of Class A Shares currently have an automatic withdrawal plan whereby a shareholder may request withdrawal of a certain dollar amount on a monthly, quarterly, semi-annual or annual basis.

                 CLASS B SHARES

                 Holders of Class Shares shall initially have an automatic withdrawal plan whereby a shareholder may request withdrawals of a certain dollar amount on a monthly, quarterly, semi-annual or annual basis.


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E.       Methodology for Allocating Expenses Between Classes

                 Expenses of each Fund will be apportioned to each class of shares depending upon the nature of the expense item.

                 Specifically, before determining the daily dividend rates and yields, the following expense items shall be calculated as follows:


         1.      General Operating Expenses

                 Operating expenses which are attributable to all classes of shares ("operating expenses") will be allocated among the classes of shares based on their net asset value at the end of the day. Operating expenses will include fees paid to Bank of America under the Investment Advisory Agreement, fees paid to Concord Holding Corporation under the Basic Administrative Services Agreement and all other expenses such as custody fees, transfer agent fees and audit fees, except those specifically listed below.

         2.      Class-Specific Expenses

                 SHAREHOLDER SERVICES FEES

                 In addition to their respective pro-rata share of operating expenses, Horizon Service Shares shall initially bear a shareholder services fee which is calculated at an annual rate not to exceed .25% of the average daily net asset value of such outstanding shares at the end of the day, Pacific Horizon Shares shall initially bear an administrative services fee which is presently calculated at an annual rate not to exceed .32% (.35% for the California Tax-Exempt Money Fund) of the average daily net asset value of such outstanding shares at the end of the day, and Class A Shares shall initially bear a shareholder services fee which is calculated at an annual rate not to exceed .25% of the average daily net asset value of such outstanding shares at the end of the day.

                 DISTRIBUTION AND SERVICES FEES

                 In addition to their respective pro-rata share of operating expenses, Class B Shares shall initially bear a distribution and shareholder services fee which is presently calculated at an annual rate not to exceed .75% and .25%, respectively, of the average daily net asset value of such outstanding shares at the end of the day, Class S Shares shall initially bear a distribution and shareholder services fee which is calculated at an annual rate not to exceed .75% and .25%, respectively, of the average daily net asset value of such


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outstanding shares at the end of the day and Class X Shares shall  initially bear a distribution and shareholder services fee which is presently calculated at an annual rate not to exceed .55% and .25%, respectively of the average daily net asset value of such outstanding shares at the end of the day.



Approved:        January 30, 1996





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